As Filed With the Securities and Exchange Commission on November 25, 2009
Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-0979187 (I.R.S. Employer Identification No.)

157 Technology Drive
Irvine, California 92618
(949) 788-6700
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Rajesh C. Shrotriya, M.D.
Chief Executive Officer and President
157 Technology Drive
Irvine, California 92618
(949) 788-6700
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Shivbir S. Grewal, Esq.
Susan P. Krause, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
(949) 725-4000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum
of securities to be	Amount to be	offering	aggregate offering	Amount of
registered(1)	registered (1)	price per unit (1)	price (1)	registration fee (1)
Debt Securities, Preferred Stock (2), Common Stock (3) and Warrants of Spectrum Pharmaceuticals, Inc. Units of the Securities listed above
Total	$250,000,000	(1)	$250,000,000	$13,950

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices, with an aggregate initial offering price not to exceed $250,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	Includes an indeterminate number of shares of Spectrum Pharmaceuticals, Inc.’s (the “Registrant”) preferred stock that may be issued upon exercise of warrants or conversion of debt securities or preferred stock registered hereby.

(3)	Includes an indeterminate number of shares of the Registrant’s common stock that may be issued upon conversion of the preferred stock or debt securities or upon exercise of warrants registered hereby. Includes associated preferred stock purchase rights under the Registrant’s Rights Agreement dated as of December 13, 2000, as amended. Prior to the occurrence of certain events, the preferred stock purchase rights will not be exercisable or evidenced separately from the Registrant’s common stock.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 25, 2009
$250,000,000
Debt Securities
Preferred Stock
Common Stock
Warrants
Units

     This prospectus relates to common stock, preferred stock, debt securities, warrants for debt or equity securities and units consisting of the foregoing that we may sell from time to time in one or more transactions. The aggregate initial offering price of all securities sold under this prospectus will not exceed $250,000,000. We will provide the specific terms and conditions of these transactions and the securities we may sell in supplements to this prospectus prepared in connection with each transaction. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or any securities exchange of the securities covered by the prospectus supplement. Any such prospectus supplement may also add, update or change information in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectuses, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.
     The common stock of Spectrum Pharmaceuticals, Inc. is traded on the Nasdaq Global Market under the symbol “SPPI.”
     Investing in our securities involves a high degree of risk. See “Risk Factors” contained in our filings made with the Securities and Exchange Commission and the applicable prospectus supplement.

     These securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of these securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is ________________  ___, 20_.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell common stock, preferred stock, debt securities, warrants for debt and equity securities and units consisting of the foregoing in one or more transactions. The aggregate public offering price of the securities we sell in these transactions will not exceed $250,000,000. This prospectus provides you with a general description of the securities we may sell in these transactions. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.
     This prospectus does not contain all of the information included in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should carefully read this prospectus, any applicable prospectus supplement, any related free writing prospectuses, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information” before making an investment decision.
     You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the accompanying supplement to this prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectuses, as well as information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
     This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and/or any documents incorporated by reference, the document with the most recent date will control.
ABOUT SPECTRUM PHARMACEUTICALS
     Unless otherwise indicated or the context otherwise requires, the terms “Company,” “Spectrum Pharmaceuticals,” “we,” “us” and “our” refer to Spectrum Pharmaceuticals, Inc., a Delaware corporation, and its predecessors and consolidated subsidiaries.
     We are a commercial stage biopharmaceutical company committed to developing and commercializing innovative therapies with a focus primarily in the areas of oncology, hematology and urology. We have a fully developed commercial infrastructure that is responsible for the sales and marketing of two drugs in the United States, namely ZEVALIN® and FUSILEV®. Our lead developmental drug is Apaziquone, which is presently being studied in two large Phase 3 clinical trials for bladder cancer under a strategic collaboration with Allergan, Inc., or Allergan.
     Our business strategy is comprised of the following initiatives.
•	Maximizing the growth potential for our marketed drugs, ZEVALIN and FUSILEV. Our near-term outlook depends on sales and marketing success of our two marketed drugs. We launched FUSILEV in August 2008 and we acquired all of the U.S. rights to our second drug, ZEVALIN, in March 2009. A dedicated commercial organization comprised of sales representatives, account managers, medical science liaisons and a complement of other marketing personnel support the sales and marketing of these drugs.

ZEVALIN® ([90Y]-ibritumomab tiuxetan), or ZEVALIN:

We have recently accomplished several important milestones for ZEVALIN. Effective September 3, 2009, ZEVALIN received United States Food and Drug Administration, or FDA, approval for an expanded label as a part of first-line therapy for follicular non-Hodgkin’s lymphoma, or NHL. ZEVALIN is now approved for the treatment of patients with previously untreated follicular NHL, who achieve a partial or complete response to first-line chemotherapy, and with relapsed or refractory, low-grade or follicular B-cell NHL, including patients who have rituximab-refractory follicular NHL.

Also, in November 2009, the Centers for Medicare & Medicaid Services issued a decision (or rule) to allow reimbursement for ZEVALIN in the Hospital Outpatient Prospective Payment System, based on the Average Sales Price methodology applicable to other injectable drugs and biologicals. This reimbursement methodology should create consistency and accuracy in reimbursement for ZEVALIN for hospital outpatient departments. This reimbursement methodology will go into effect January 1, 2010. Our next step is getting similar reimbursement in the community setting.

Based on the achievement of these important milestones, we have begun a controlled expansion of our sales and commercial support teams, and expect that by the end of this year we will have optimally expanded our commercial infrastructure, principally directed at the field organization.

FUSILEV® (levoleucovorin) for injection, or FUSILEV:

FUSILEV is currently approved for rescue therapy after high-dose methotrexate therapy in patients with osteosarcoma, and to diminish the toxicity and counteract the effects of impaired methotrexate elimination or inadvertent overdose of folic acid antagonists.

On October 8, 2009, we received a Complete Response letter from the FDA regarding our October 2008 supplemental New Drug Application, or sNDA, filing for advanced metastatic colorectal cancer. The FDA stated in the Complete Response letter that the submission did not demonstrate that FUSILEV is non-inferior to leucovorin; and recommended that we meet with the FDA to discuss options for continuing to seek approval for FUSILEV in advanced metastatic colorectal cancer. We plan to meet with the FDA in January 2010 to discuss options for FUSILEV in this indication.

Expansion in the sales of FUSILEV depend upon FDA approval for the use of FUSILEV in 5-FU (flouroacil) containing regimens for the treatment of colorectal cancer and favorable reimbursement. The delay in approval of the sNDA by the FDA will impact the sales of FUSILEV until such time as the FDA approves the sNDA.

•	Maximizing the asset value of Apaziquone.

Apaziquone (EOquin® in bladder cancer):

In 2008, we took a giant step forward with our lead development asset, Apaziquone, when we signed a strategic collaboration with Allergan. We retained exclusive rights to Apaziquone in Asia, including Japan and China, while Allergan received exclusive rights to Apaziquone for the treatment of bladder cancer in the rest of the world, including the United States, Canada and Europe. In the United States, we will co-promote Apaziquone with Allergan and share in its profits and expenses. This drug is presently being studied, under a special protocol assessment procedure with the FDA and scientific advice from the European Medicines Agency, the European equivalent of the FDA, in two large Phase 3 clinical trials for non-muscle invasive bladder cancer. Our goal is to complete enrollment in these two trials by the end of 2009.

Effective November 6, 2009, we entered into a license agreement with Nippon Kayaku Co., Ltd., or Nippon Kayaku, pursuant to which we agreed to enter into a collaboration for the development and commercialization of Apaziquone for use in treating non-muscle invasive bladder cancer. The agreement provides that Nippon Kayaku has the exclusive right to develop and commercialize Apaziquone for the intravesical treatment of non-muscle invasive bladder cancer in humans in Asia (as is defined in the agreement), including Japan and China, but excluding Korea. We retained commercial rights for Korea. However, Nippon Kayaku has co-exclusive rights to conduct clinical development activities in Korea solely for the purpose of providing support to filings outside of Korea. On November 23, 2009, we announced that we entered into a license agreement with Handok Pharmaceuticals, Co., Ltd. to develop and commercialize Apaziquone in Korea. We have now completed our goal of obtaining partnerships worldwide for this important compound.
•	Optimizing our development portfolio. We continue to build on our core expertise in clinical development for the treatment of cancer and urology.

RenaZorb®: In August 2009, we acquired 100% of the rights to RenaZorb® and RENALAN®, lanthanum-based nanotechnology compounds with potent and selective phosphate binding properties, for all uses pursuant to an amended and restated agreement that we entered into with Altair Nanomaterials, Inc. and Altair Nanotechnologies, Inc., or Altair. In 2005, we had acquired the worldwide license from Altair to develop and commercialize Altair’s lanthanum-based nanotechnology compounds and related technology or all human therapeutic uses. The August 2009 acquisition expanded the worldwide, exclusive license to include all uses. In conjuction with the expanded license, Altair assigned all intellectual property associated with RenaZorb® (associated with human uses), RENALAN® (associated with animal or veterinarian use), its lanthanum-based nanotechnology and all of its other life sciences research and development to us. Moving forward, we are responsible for all development, commercialization and intellectual property costs that accrue after the August 2009 execution date for the amended and restated agreement.

Ozarelix: We have initiated a multi-center, randomized, double-blind, placebo-controlled Phase 2b study to evaluate the efficacy of Ozarelix compared to placebo in the treatment of lower urinary tract symptoms secondary to Benign Prostatic Hyperplasia in men as assessed by the International Prostrate Symptom Score at Week 14. We are currently enrolling patients in the study in North America, and intend to expand the study to enroll patients in India.

Other: We remain reliant on in-licensing strategies to seek drugs for development. Most recently, we have undertaken a criteria-based portfolio review, which is expected to result in streamlining our pipeline drugs, allowing for greater focus and integration of our development and commercial goals. The portfolio will be assessed based on factors that include, among others things, probability of clinical success, time and cost of development, market potential, synergies with marketed and other developmental drugs, and competitive landscape. As a result of this portfolio evaluation, a determination will be made whether to: 1) continue with the drug’s clinical development; 2) terminate its development; or 3) out-license rights to a third party for development and commercialization.

•	Managing our financial resources effectively. We remain committed to fiscal discipline, a policy which has allowed us to become exceptionally well capitalized among our peers, despite a very challenging fiscal environment. This policy includes the pursuit of dilutive and non-dilutive funding options, prudent expense management, and the achievement of critical synergies within our operations in order to maintain a reasonable burn rate. Along these lines, this year we have raised approximately $100 million to support the marketing of our approved drugs as well as position us to take advantage of growth opportunities. In addition, our recently announced partnership with Nippon Kayaku for Apaziquone in Asia provides us with $15 million in non-dilutive funding. With regard to prudent expense management, despite the build-up in operational infrastructure to facilitate the marketing of two drugs, we intend to be fiscally prudent in any expansion we undertake. Also, while we are currently focused on advancing our key drug development programs, we anticipate that we will make regular determinations as to which other programs, if any, to pursue and how much funding to direct to each program on an ongoing basis, based on clinical success and commercial potential.

•	Expanding commercial bandwidth through licensing and business development. It remains our goal to identify, for acquisition or partnering, drugs that will create strong synergies with our currently marketed drugs, including drugs in development. To this end, we will continue to explore strategic collaborations as these relate to drugs that are either in advanced clinical trials or are currently on the market.
     We have incurred losses in every year of our existence and expect to continue to incur operating losses for the next few years. We may never generate significant revenue or become profitable because our drug products may not achieve market acceptance and our other proprietary drug candidates are currently either in clinical trials and our clinical trials may fail, or we may not receive approval of the FDA, or even if approved, they may not become commercially viable or achieve market acceptance. If we are unable to generate the revenues necessary to finance our operations near-term, we will likely have to seek additional capital through the sale of our securities, especially in conjunction with opportunistic acquisitions or licenses of drugs.
     The pharmaceutical marketplace in which we operate is highly competitive, and includes many large, well-established companies pursuing treatments for the indications we are pursuing.
     Spectrum Pharmaceuticals, Inc. is a Delaware corporation that was originally incorporated in Colorado as Americus Funding Corporation in December 1987, became NeoTherapeutics, Inc. in August 1996, was reincorporated in Delaware in June 1997, and was renamed Spectrum Pharmaceuticals, Inc. in December 2002. More comprehensive information about our products and us is available through our website at www.sppirx.com. The information on our website is not incorporated by reference into this prospectus. Our principal executive offices are located at 157 Technology Drive, Irvine, California 92618.
RISK FACTORS
     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference into this prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding our future product development activities and costs, the revenue potential (licensing, royalty and sales) of our product candidates, the success, safety and efficacy of our drug products, product approvals, product sales, revenues, development timelines, product acquisitions, liquidity and capital resources and trends, and other statements containing forward-looking words, such as, “believes,” “may,” “could,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “plans,” “seeks,” or “continues.” Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Readers should not put undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified; therefore, our actual results may differ materially from those described in any forward-looking statements. The risks and uncertainties include those noted in our SEC filings or any applicable prospectus supplement.

     We urge you to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus and any prospectus supplement. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent that we are required to do so by law.
USE OF PROCEEDS
     Unless we indicate otherwise in the applicable prospectus supplement, the net proceeds from the sale of the securities offered from time to time hereby will be used for general corporate purposes, including, without limitation, sales and marketing activities, clinical development, making acquisitions of assets, businesses, companies or securities, capital expenditures and for working capital. When a particular series of securities is offered, the related prospectus supplement will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other securities.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended	Year Ended December 31,
	September 30, 2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Earnings have been inadequate to cover fixed charges. The dollar amount (in thousands) of the coverage deficiency in the five year period ended December 31, 2008 was approximately $12,290, $18,641, $23,281, $34,016 and $15,467 for the years 2004, 2005, 2006, 2007 and 2008, respectively. The dollar amount (in thousands) of the coverage deficiency for the interim period ended September 30, 2009 was approximately $17,471.
     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax loss before fixed charges included in the determination of pre-tax loss. Fixed charges consist of interest costs, whether expensed or capitalized, the amortization of debt discount and issuance costs, and the interest factor of rental expense.
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
     The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Nine Months Ended	Year Ended December 31,
	September 30, 2009	2008	2007	2006	2005	2004
Ratio of earnings to combined fixed charges and preferred share dividends(1)	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Earnings have been inadequate to cover fixed charges and preferred stock dividends. The dollar amount (in thousands) of the coverage deficiency in the five year period ended December 31, 2008 was approximately $12,560, $18,853, $23,442, $34,035 and $15,467 for the years 2004, 2005, 2006, 2007 and 2008, respectively. The dollar amount (in thousands) of the coverage deficiency for the interim period ended September 30, 2009 was approximately $17,471.
     The ratio of earnings to combined fixed charges and preferred stock dividends is calculated in a similar manner to the ratio of earnings to fixed charges, except that preference dividends of Spectrum Pharmaceuticals are combined with fixed charges on a pre-tax basis, assuming a 40% tax rate. The deficiency amount is the amount of earnings required for a ratio of 1.0x.
DESCRIPTION OF CAPITAL STOCK WE MAY OFFER
General
     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.
     The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements or related free writing prospectuses, summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended certificate of incorporation and our amended and restated bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate, if any.
     We will describe in a prospectus supplement or related free writing prospectuses, the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.
Common Stock
     As of November 23, 2009, there were 48,798,364 shares of common stock outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone.
     Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be issued under this prospectus will be, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.
     Our common stock is listed under the symbol “SPPI” on the Nasdaq Global Market. Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.
Dividends
     We have not declared any cash dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.
Stockholder Rights Plan
     On December 13, 2000, we adopted a Stockholder Rights Plan pursuant to which we have distributed rights to purchase units of our Series B Junior Participating Preferred Stock. The rights become exercisable upon the earlier of ten days after a person or group of affiliated or associated persons has acquired 15% or more of the outstanding shares of our common stock or ten business days after a tender offer has commenced that would result in a person or group beneficially owning 15% or more of our outstanding common stock, other than pursuant to a transaction approved in advance by our Board of Directors. The description and terms of the rights are set forth in a Rights Agreement, as amended, between us and ComputerShare Trust Company, N.A., as rights agent.
Preferred Stock
     We are authorized to issue a total of 5,000,000 shares of preferred stock. Of the 5,000,000 authorized shares, we are authorized to issue 1,000,000 shares of Series B Junior Participating Preferred Stock and 2,000 shares of Series E Convertible Voting Preferred Stock, or Series E Preferred Stock. As of November 23, 2009, 68 shares of Series E Preferred Stock were issued and outstanding. These shares are convertible into 136,000 shares of common stock. There are no dividends payable on the Series E Preferred Stock.
     Each share of Series E Preferred Stock has a liquidation preference equal to 120% of the stated value of $10,000 plus any declared and unpaid dividends on such share, subject to adjustment in certain circumstances.
     Holders of our Series E Preferred Stock have full voting rights and powers equal to the voting rights and powers of holders of common stock, and are entitled to the number of votes equal to the number of shares of common stock into which their shares of Series E Preferred Stock can be converted. Pursuant to the Certificate of Designations for the Series E Preferred Stock, the number of shares of our common stock that may be acquired by any holder of Series E Preferred Stock upon any conversion of the preferred stock, or that shall be entitled to voting rights, is limited to the extent necessary to ensure that following such conversion, the number of shares of our common stock then beneficially owned by such holder and any other person or entities whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of the Exchange Act does not exceed 4.95% of the total number of shares of our common stock then outstanding.
     Preferred stock may be issued from time to time, in one or more series, as authorized by the board of directors. The prospectus supplement relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:
•	the title of the shares of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the shares of preferred stock;

•	whether the shares of preferred stock are cumulative or not and, if cumulative, the date from which dividends on the shares of preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the shares of preferred stock;

•	the provision for a sinking fund, if any, for the shares of preferred stock;

•	the provision for redemption, if applicable, of the shares of preferred stock;

•	any listing of the shares of preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the shares of preferred stock will be convertible into common shares, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the shares of preferred stock;

•	the relative ranking and preferences of the shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any series or class of shares of preferred stock ranking senior to or on a parity with such series or class of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock; and

•	any voting rights of such preferred stock.
     The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.
Anti-Takeover Provisions
     Our amended certificate of incorporation and amended and restated bylaws contain provisions that, together with the ownership position of the officers, directors and their affiliates, could discourage potential takeover attempts and make it more difficult for stockholders to change management, which could adversely affect the market price of our common stock.
     Our amended certificate of incorporation limits the extent to which our directors are personally liable to us and our stockholders, to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. The inclusion of this provision in our amended certificate of incorporation may reduce the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care.
     Our amended and restated bylaws provide that special meetings of stockholders can be called only by the board of directors, the chairman of the board of directors or the chief executive officer. Stockholders are not permitted to call a special meeting and cannot require the board of directors to call a special meeting. There is no right of stockholders to act by written consent without a meeting, unless the consent is unanimous. Any vacancy on the board of directors resulting from death, resignation, removal or otherwise or newly created directorships may be filled only by vote of the majority of directors then in office, or by a sole remaining director. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, except for nominations made by or at the direction of the board of directors or a committee of the board.
     In addition to our rights agreement, our amended certificate of incorporation and our amended and restated bylaws, certain provisions of Delaware law may make the acquisition of the company by tender offer, a proxy contest or otherwise, or the removal of our officers and directors, more difficult. For example, we are subject to the “business combination” statute of the DGCL. Section 203 of the DGCL prohibits certain publicly-held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation’s voting stock within three years before the business combination.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
     This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will provide the specific terms of the series in a prospectus supplement or any related free writing prospectuses relating to the series, including any pricing supplement, and such terms may differ from those described below. Accordingly, for a description of the terms of any series of debt securities, you must refer to the prospectus supplement and any free writing prospectuses relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
     The debt securities offered by this prospectus will be issued under an indenture between us and the trustee, for one or more series of debt securities designated in the applicable prospectus supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. We incorporate by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture carefully for the provisions that may be important to you. We have summarized selected portions of the indenture below. The summary is not complete. Terms used in the summary and not defined in this prospectus have the meanings specified in the indenture. The indenture which is filed as an exhibit to the registration statement of which this prospectus is a part may not have the same terms as an indenture entered into in connection with the issuance of the debt securities and therefore you should refer to the prospectus supplement for the description of any issued debt securities as well as the indenture governing such securities which will be filed with the SEC at such time as the debt securities are issued.
General
     We may offer under this prospectus up to $250,000,000 in aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $250,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities.
     We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by a supplemental indenture.
     We will set forth in a prospectus supplement (including any pricing supplement) and any free writing prospectuses relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities, as applicable:
•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any subordination provisions relating to the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.
     We may issue debt securities that are exchangeable and/or convertible into shares of our common stock or preferred stock. The terms, if any, on which the debt securities may be exchanged for and/or converted will be set forth in the applicable prospectus supplement and any related free writing prospectuses. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement and any related free writing prospectuses.
     We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement and any related free writing prospectuses.
     If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement and any related free writing prospectuses.
Transfer and Exchange
     Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement and any related free writing prospectuses. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
     Certificated Debt Securities. You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
     You may transfer certificated debt securities and the right to receive the principal of, premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.
     Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
     We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.
     Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

     So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.
     We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     We expect that the depositary, upon receipt of any payment of principal of, premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
     We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.
     We have obtained the foregoing information in this section concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable. We take no responsibility for the depositary’s performance of its obligations under the rules and regulations governing its operations.
No Protection in the Event of a Change in Control
     Unless we provide otherwise in the applicable prospectus supplement or any related free writing prospectuses, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Covenants
     We will describe in the applicable prospectus supplement and any related free writing prospectuses any restrictive covenants applicable to an issue of debt securities.

Consolidation, Merger and Sale of Assets
     We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, such person to be referred to as a “successor person”, and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:
•	the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.
Events of Default
     “Event of default” means, with respect to any series of debt securities, any of the following:
•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.
     No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.
     If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “Modification and Waiver” below. We refer you to the applicable prospectus supplement and any free writing prospectuses relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.
     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
     The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
     We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:
•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities, the right of holders to institute suit for the enforcement of any payment or the right of holders to waive past defaults or to amend the limitations described in this bullet point; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.
     Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
     Legal Defeasance. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.
     This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

     Defeasance of Certain Covenants. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture. The conditions include:
•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
     Covenant Defeasance and Events of Default. In the event we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.
     “Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:
•	direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.
Governing Law
     The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS WE MAY OFFER
     As of November 23, 2009, we have issued warrants to purchase 11,028,919 shares of our common stock. We typically issue warrants to purchase shares of our common stock to investors as part of a financing transaction, or in connection with services rendered by placement agents and outside consultants. Our outstanding warrants expire at varying dates through September 2013.
     We may issue warrants to purchase debt securities, preferred stock, common stock or any combination of the foregoing. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement and any related free writing prospectuses and such terms may differ from those described below. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
Debt Warrants
     We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including, as applicable:
•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.
     As may be permitted under the warrant agreement, holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and any related free writing prospectuses. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.
Equity Warrants
     We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including, as applicable:
•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
     Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.
     Except as provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.
Exercise of Warrants
     Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses. After the close of business on the expiration date, unexercised warrants are void.
     Holders may exercise warrants as described in the applicable warrant agreement and corresponding prospectus supplement or any free writing prospectuses relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.
DESCRIPTION OF UNITS WE MAY OFFER
     As specified in the applicable prospectus supplement, units will be comprised of two or more of the following securities in any combination: debt securities, preferred stock, common stock and warrants. You should refer to the applicable prospectus supplement for:
•	all terms of the units and of the debt securities, preferred stock, common stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
     We may sell the securities that may be offered by this prospectus:
•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.
     The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including:
•	the name or names of any underwriters, if any, and if required, any dealers or agents;

•	the purchase price or other consideration to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
     We may distribute the securities from time to time in one or more transactions at:
•	fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.
     Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
     If we utilize an underwriter in the sale of the securities being offered, we will execute an underwriting agreement with the underwriter at the time of sale. Any underwriters used in the sale will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

     In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
     We may directly solicit offers to purchase the securities. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
     If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
     We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
     Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
     In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.
     All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
     Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Underwriters may also cover an over-allotment or short position by exercising their over-allotment option, if any. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.
     Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of

Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
     In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
     The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

LEGAL MATTERS
     The validity of the securities being offered hereby will be passed on by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.
EXPERTS
     Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of internal control over financial reporting as of December 31, 2008 included therein have been audited by Kelly & Company, our independent registered public accounting firm, as set forth in its reports included therein, and incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given, on the authority of Kelly & Company as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for further information about us and these securities.
     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
     You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, proxy statements, information statements and other information about issuers, like Spectrum Pharmaceuticals, Inc., who file electronically with the SEC. The address of that web site is www.sec.gov.
   In addition, our common stock is listed on the Nasdaq Global Market and similar information concerning us can be inspected and copied at the offices of The Nasdaq Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 31, 2009;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2009, as filed with the SEC on May 15, 2009, for the fiscal quarter ended June 30, 2009, as filed with the SEC on August 13, 2009, and for the fiscal quarter ended September 30, 2009, as filed with the SEC on November 12, 2009;

•	Our Current Reports on Form 8-K, as filed with the SEC on February 26, 2009, March 2, 2009, March 19, 2009, May 7, 2009, May 28, 2009, May 29, 2009, June 18, 2009, July 2, 2009, September 4, 2009, September 23, 2009, October 9, 2009 and November 10, 2009;

•	The description of our common stock contained in the Registration of Securities of Certain Successor Issuers filed pursuant to Section 12(g) of the Exchange Act on Form 8-B on June 27, 1997, including any amendment or reports filed for the purpose of updating such description; and

•	The description of our Rights to Purchase Series B Junior Participating Preferred Stock contained in the Registration of Certain Classes of Securities filed pursuant to Section 12(g) of the Exchange Act on Form 8-A on December 26, 2000, including any amendment or reports filed for the purpose of updating such description.
     We also incorporate by reference all documents that we file with the SEC after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.
     Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:
William N. Pedranti, Esq.
Vice President, General Counsel
Spectrum Pharmaceuticals, Inc.
157 Technology Drive
Irvine, California 92618
Telephone: (949) 788-6700
     Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee. All of the amounts shown will be paid by us.

SEC Registration Fee	$13,950
Filing Expenses	$5,000
Legal Fees and Expenses	$15,000
Accounting Fees and Expenses	$3,000

Total	$36,950

Item 15. Indemnification of Directors and Officers.
     We are a Delaware corporation. Section 145(a) of the Delaware General Corporation Law, or DGCL, provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     Further subsections of DGCL Section 145 provide that:
     (1) to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;
     (2) the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and
     (3) the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

     Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our amended certificate of incorporation and amended and restated bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, we will indemnify any person (and the estate of any person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company or is or was serving at our request as a director or officer of another corporation or enterprise. We may, in our discretion, similarly indemnify its employees and agents.
     We have entered into indemnification agreements with our officers and directors.
     Our amended and restated bylaws relieve our directors from monetary damages to us or our stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transactions from which the director derived an improper personal benefit.
     We currently maintain an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of our company.
Item 16. Exhibits.
     See the Exhibit Index attached to this registration statement and incorporated herein by this reference.
Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 25, 2009.

By:	/s/ Rajesh C. Shrotriya, M.D.
Rajesh C. Shrotriya, M.D.
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY
     The undersigned directors and officers of Spectrum Pharmaceuticals, Inc. hereby constitute and appoint Rajesh C. Shrotriya, M.D. and Shyam K. Kumaria and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Rajesh C. Shrotriya, M.D.	Chairman of the Board,

Rajesh C. Shrotriya, M.D.	Chief Executive Officer, and President (Principal Executive Officer)	November 25, 2009

/s/ Shyam K. Kumaria	Vice President Finance

Shyam K. Kumaria	(Principal Financial and Accounting Officer)	November 25, 2009

/s/ Mitchell P. Cybulski	Director
Mitchell P. Cybulski		November 25, 2009

/s/ Richard D. Fulmer	Director

Richard D. Fulmer		November 25, 2009

/s/ Stuart M. Krassner, Sc.D., Psy.D.	Director

Stuart M. Krassner, Sc.D., Psy.D.		November 25, 2009

/s/ Anthony E. Maida, III	Director

Anthony E. Maida, III		November 25, 2009

/s/ Julius A. Vida, Ph.D.	Director

Julius A. Vida, Ph.D.		November 25, 2009

EXHIBIT INDEX

Exhibit
Number	Exhibit
4.1	Amended Certificate of Incorporation, as filed. (Filed as Exhibit 3.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 8, 2006, and incorporated herein by reference.)

4.2	Form of Amended and Restated Bylaws of the Registrant. (Filed as Exhibit 3.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 16, 2004, and incorporated herein by reference.)

4.3	Rights Agreement, dated as of December 13, 2000, between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation), as Rights Agent, which includes as Exhibit A thereto the form of Certificate of Designation for the Series B Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Stockholder Rights Plan. (Filed as Exhibit 4.1 to Form 8-A12G, as filed with the Securities and Exchange Commission on December 26, 2000, and incorporated herein by reference.)

4.4	Amendment No. 1 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.1 to Form 10-Q, as filed with the Securities and Exchange Commission on August 14, 2003, and incorporated herein by reference.)

4.5	Amendment No. 2 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.1 to Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2004, and incorporated herein by reference.)

4.6	Amendment No. 3 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.2 to Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2004, and incorporated herein by reference.)

4.7	Fourth Amendment to Rights Agreement dated July 7, 2006. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on July 12, 2006, and incorporated herein by reference.)

4.8	Amendment No. 5 to the Rights Agreement dated as of December 13, 2000 by and between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation). (Filed as Exhibit 4.2 to Form 10-Q, as filed with the Securities and Exchange Commission on November 3, 2006, and incorporated herein by reference.)

4.9+	Form of Indenture.

4.10**	Form of Note.

4.11**	Form of Warrant.

4.12**	Form of Warrant Agreement.

4.13**	Form of Unit Agreement.

5.1+	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

12.1+	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

23.1+	Consent of Kelly and Company.

23.2+	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation. (contained in Exhibit 5.1.)

24.1 +	Power of Attorney. (contained on page II-5 of this registration statement.)

+	Filed herewith.

**	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.